EXHIBIT 99.1
INDEX TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
Enterprise Products Partners L.P. Unaudited Pro Forma Condensed Consolidated Financial Statements:

Introduction	F-2
Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 2011	F-4
Unaudited Pro Forma Condensed Statement of Consolidated Operations for the six months ended June 30, 2011	F-5
Unaudited Pro Forma Condensed Statement of Consolidated Operations for the year ended December 31, 2010	F-6
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-7

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Introduction
     Enterprise Products Partners L.P. (“Enterprise”), Duncan Energy Partners L.P. (“Duncan”), and their respective general partners and certain affiliates entered into an Agreement and Plan of Merger dated as of April 28, 2011 (the “Duncan Merger Agreement”). At the effective time of the proposed merger, a wholly owned subsidiary of Enterprise would merge with and into Duncan, pursuant to the Duncan Merger Agreement, with Duncan surviving the proposed merger as a wholly owned subsidiary of Enterprise (the “Duncan Merger”), and all of the outstanding Duncan common units at the effective time of the Duncan Merger will be cancelled and converted into the right to receive common units representing limited partner interests in Enterprise based on an exchange ratio of 1.01 Enterprise common units for each Duncan common unit. However, in lieu of receiving Enterprise common units, Enterprise GTM Holdings L.P. (“GTM”), an indirect wholly owned subsidiary of Enterprise, would exchange its right to merger consideration with respect to 33,783,587 Duncan common units currently directly owned by it (representing approximately 58.5% of our outstanding common units) for retaining an equivalent limited partner interest in Duncan. As a result, the remaining Duncan common units, or 24,008,683 common units at July 31, 2011, will be converted into 24,248,770 common units representing limited partner interests of Enterprise. No fractional Enterprise common units would be issued in the proposed Duncan Merger, and our unitholders would receive cash in lieu of fractional Enterprise common units, if any.
     Duncan is a consolidated subsidiary of Enterprise for financial accounting and reporting purposes. The proposed merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidations — Overall — Changes in Parent’s Ownership Interest in a Subsidiary, which is referred to as ASC 810. The changes in Enterprise’s ownership interest in Duncan will be accounted for as an equity transaction and no gain or loss will be recognized as a result of the Duncan Merger.
     The unaudited pro forma condensed consolidated financial statements are intended for informational purposes only and do not reflect any cost savings or other synergies that may be achieved as a result of the proposed Duncan Merger and are based on assumptions that Enterprise and Duncan believe are reasonable under the circumstances. As such, these statements do not necessarily reflect the results of operations or financial position of Enterprise that would have resulted had the proposed merger been consummated as of the dates indicated, and are not necessarily indicative of the future results of operations or the future financial position of Enterprise following completion of the proposed Duncan Merger.
     These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited annual and unaudited quarterly consolidated financial information and accompanying notes of Duncan and Enterprise.
     The unaudited pro forma condensed consolidated balance sheet gives effect to the proposed Duncan Merger as if it had occurred on June 30, 2011. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2011 and the year ended December 31, 2010 give effect to the proposed merger as if it had occurred on January 1, 2010. The historical consolidated financial information has been adjusted to give effect to pro forma events that are directly attributable to the proposed merger and are factually supportable.
     For purposes of the pro forma balance sheet presentation, we have assumed that Duncan’s outstanding debt obligations are refinanced at the same amounts by Enterprise upon completion of the proposed Duncan Merger. At June 30, 2011, Duncan had $1.15 billion of debt outstanding under bank credit facilities.
     In addition to the proposed merger, the historical condensed consolidated statement of operations for the year ended December 31, 2010 has been adjusted to give effect to the merger of Enterprise GP

Holdings L.P. (“Holdings”) with a wholly owned subsidiary of Enterprise in November 2010 (the “Holdings Merger”) as if it had occurred on January 1, 2010. At the effective time of the Holdings Merger, Enterprise Products Holdings LLC (which was the general partner of Holdings prior to consummation of the Holdings Merger) succeeded as Enterprise’s general partner, and each issued and outstanding unit representing limited partner interests in Holdings was cancelled and converted into the right to receive Enterprise common units based on an exchange ratio of 1.5 Enterprise common units for each Holdings unit. Enterprise issued an aggregate 208,813,454 of its common units as consideration in the Holdings Merger and, immediately after the merger, cancelled 21,563,177 of its common units previously owned by Holdings.
     Prior to the Holdings Merger, Enterprise was a consolidated subsidiary of Holdings, which was Enterprise’s parent. Upon completion of the Holdings Merger, Holdings merged with and into a wholly owned subsidiary of Enterprise. The Holdings Merger was accounted for as an equity transaction, and no gain or loss was recognized, in accordance with ASC 810. The Holdings Merger results in Holdings being considered the surviving consolidated entity for accounting purposes, while Enterprise is the surviving consolidated entity for legal and reporting purposes. For accounting purposes, Holdings is deemed the acquirer of the noncontrolling interests in Enterprise that were previously recognized in Holdings’ consolidated financial statements (i.e., the acquisition of Enterprise’s limited partner interests that were owned by parties other than Holdings).
     As a result of the Holdings Merger, Enterprise’s consolidated financial and operating results prior to November 22, 2010 have been presented as if it were Holdings from an accounting perspective (i.e., the financial statements of Holdings become the historical financial statements of Enterprise). For periods prior to November 22, 2010, net assets, earnings and other amounts attributable to Enterprise’s limited partner interests that were owned by third parties and related parties other than Holdings are presented as a component of noncontrolling interest. In addition, the number of limited partner units used to determine earnings per unit in the historical consolidated financial statements for each period is based on the weighted-average number of Holdings units outstanding during each period adjusted for the 1.5 to one unit-for-unit exchange ratio in the Holdings Merger.

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
At June 30, 2011

		Duncan Merger		Enterprise
	Enterprise	Pro Forma		Pro Forma for
	Historical	Adjustments		Duncan Merger

		(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$109.1	$(12.6)	(a)	$96.5
Restricted cash	116.2	—		116.2
Accounts and notes receivable, net	4,312.0	—		4,312.0
Inventories	994.1	—		994.1
Other current assets	407.1	—		407.1

Total current assets	5,938.5	(12.6)		5,925.9
Property, plant and equipment, net	20,798.9	—		20,798.9
Investments in unconsolidated affiliates	2,085.9	—		2,085.9
Intangible assets, net	1,756.6	—		1,756.6
Goodwill	2,107.1	—		2,107.1
Other assets	291.4	—		291.4

Total assets	$32,978.4	$(12.6)		$32,965.8

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$782.3	$—		$782.3
Accounts payable	953.5	—		953.5
Accrued product payables	4,786.0	—		4,786.0
Other current liabilities	837.0	—		837.0

Total current liabilities	7,358.8	—		7,358.8
Long-term debt	13,544.7	—		13,544.7
Other long-term liabilities	299.6	—		299.6
Commitments and contingencies
Equity:
Partners’ equity	11,254.2	(12.6)	(a)	11,649.5
		407.9	(b)
Noncontrolling interest	521.1	(407.9)	(b)	113.2

Total equity	11,775.3	(12.6)		11,762.7

Total liabilities & equity	$32,978.4	$(12.6)		$32,965.8

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Six Months Ended June 30, 2011

		Duncan Merger		Enterprise
	Enterprise	Pro Forma		Pro Forma for
	Historical	Adjustments		Duncan Merger
	(In millions, except per unit amounts)
Revenues	$21,400.2	$—		$21,400.2
Costs and expenses:
Operating costs and expenses	20,070.4	—		20,070.4
General and administrative costs	88.3	—		88.3

Total costs and expenses	20,158.7	—		20,158.7

Equity in income of unconsolidated affiliates	27.3	—		27.3

Operating income	1,268.8	—		1,268.8

Other income (expense):
Interest expense	(372.1)	—		(372.1)
Other, net	0.8	—		0.8

Total other expense, net	(371.3)	—		(371.3)

Income before provision for income taxes	897.5	—		897.5

Provision for income taxes	(14.5)	—		(14.5)

Income from continuing operations	$883.0	$—		$883.0

Allocation of income from continuing operations:
Limited partners	$854.4	$17.3	(c)	$871.7

Noncontrolling interests	$28.6	$(17.3	) (c)	$11.3

Basic earnings per unit:
Weighted-average number of units outstanding (see Note e)	814.5			838.7

Income per unit from continuing operations	$1.05			$1.04

Diluted earnings per unit:
Weighted-average number of units outstanding (see Note f)	850.9			875.1

Income per unit from continuing operations	$1.00			$1.00

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
For the Year Ended December 31, 2010

				Enterprise			Enterprise
		Holdings Merger		Pro Forma	Duncan Merger		Pro Forma
	Enterprise	Pro Forma		for Holdings	Pro Forma		for Duncan
	Historical	Adjustments		Merger	Adjustments		Merger
		(In millions, except per unit amounts)
Revenues	$33,739.3	$—		$33,739.3	$—		$33,739.3
Costs and expenses:
Operating costs and expenses	31,449.3	—		31,449.3	—		31,449.3
General and administrative costs	204.8	—		204.8	—		204.8

Total costs and expenses	31,654.1	—		31,654.1	—		31,654.1

Equity in income of unconsolidated affiliates	62.0	—		62.0	—		62.0

Operating income	2,147.2	—		2,147.2	—		2,147.2

Other income (expense):
Interest expense	(741.9)	—		(741.9)	—		(741.9)
Other, net	4.5	—		4.5	—		4.5

Total other expense, net	(737.4)	—		(737.4)	—		(737.4)

Income before provision for income taxes	1,409.8	—		1,409.8	—		1,409.8

Provision for income taxes	(26.1)	—		(26.1)	—		(26.1)

Income from continuing operations	$1,383.7	$—		$1,383.7	$—		$1,383.7

Allocation of income from continuing operations:
Limited partners	$320.8	$1,000.3	(d)	$1,321.1	$37.1	(c)	$1,358.2

Noncontrolling interests	$1,062.9	$(1,000.3)	(d)	$62.6	$(37.1)	(c)	$25.5

Basic earnings per unit:
Weighted-average number of units outstanding (see Note e)	274.5			790.5			814.7

Income per unit from continuing operations	$1.17			$1.67			$1.67

Diluted earnings per unit:
Weighted-average number of units outstanding (see Note f)	278.5			829.7			853.9

Income per unit from continuing operations	$1.15			$1.59			$1.59

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P. NOTES TO
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
     These unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the respective management teams of the general partners of Enterprise and Duncan; therefore, actual results could materially differ from the pro forma information. However, Enterprise and Duncan believe that the assumptions provide a reasonable basis for presenting the significant effects of the transactions noted herein. We believe that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.
Pro Forma Adjustments
     The following pro forma adjustments have been made to the historical consolidated financial statements of Enterprise:
(a) To reflect the payment of $12.6 million of estimated incremental transaction costs associated with completing the proposed Duncan Merger, including the payment of financial advisory fees, legal and accounting fees and other professional fees and expenses using cash on hand.
(b) To reclassify to partners’ capital the noncontrolling owners’ interest attributable to the public owners of Duncan.
(c) To reclassify to limited partners’ interest the net income attributable to the public owners of Duncan currently in noncontrolling interest.
(d) To reclassify to limited partners’ interest the net income attributable to the public owners of Enterprise prior to the Holdings Merger currently in noncontrolling interest.
(e) Enterprise’s pro forma weighted-average basic number of units outstanding was calculated as follows:

	Six Months Ended	Year Ended
	June 30, 2011	December 31, 2010

Weighted-average basic number of Enterprise units outstanding — as reported	814.5	274.5
Weighted-average Enterprise units attributable to noncontrolling interests acquired in connection with Holdings Merger		516.0

Subtotal for Enterprise pro forma for Holdings Merger		790.5
Enterprise units to be issued in exchange for Duncan common units in the Duncan Merger	24.2	24.2

Weighted-average basic number of Enterprise units outstanding — pro forma	838.7	814.7

(f) Enterprise’s pro forma weighted-average diluted number of units outstanding was calculated as follows:

	Six Months Ended	Year Ended
	June 30, 2011	December 31, 2010

Weighted-average diluted number of Enterprise units outstanding — as reported	850.9	278.5
Weighted-average Enterprise units attributable to noncontrolling interests acquired in connection with Holdings Merger		551.2

Subtotal for Enterprise pro forma for Holdings Merger		829.7

Enterprise units to be issued in exchange for Duncan common units in the Duncan Merger	24.2	24.2

Weighted-average diluted number of Enterprise units outstanding — pro forma	875.1	853.9